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                                                                 Exhibit 10.5

                                 PROMISSORY NOTE


Principal Sum: $800,000                                 Date:  October 13, 2003

         FOR VALUE RECEIVED, TOTAL IDENTITY CORP., a Florida corporation (the "Maker") promises to pay to ROBERT DAVID (the "Holder"), at such address as the Holder may from time to time designate in writing to the Maker, the Principal Sum of $800,000.00, with interest on the unpaid balance at the rate of 8% per annum ("Interest"). This is the promissory note referred to in the Stock Purchase Agreement dated October 13, 2003 by and between the Maker and the Holder (the "Stock Purchase Agreement"), and this Note shall be subject to all of the terms and conditions of the Stock Purchase Agreement. This Note is also secured in accordance with the terms of a Pledge Agreement of even date herewith by and between the Maker and the Holder. The principal amount of this Note is subject to offset as provided in Section 2 of the Stock Purchase Agreement.

         Principal and Interest shall be paid in ten equal quarterly installments of principal, with interest on the outstanding amount of the Note at the rate of 8% per annum. The initial installment shall be due and payable six months following the date of the closing of the Stock Purchase Agreement. Prepayment in any amount is allowed at any time, and from time to time, without penalty.

                  For purposes of this Note, a default shall include the following:

         1. The Maker fails to make payment within 15 days of its due date.

         2. The Maker becomes insolvent or unable to pay his debts as they mature or makes an assignment for the benefit of creditors, or any proceeding is instituted by or against the Maker alleging that the Maker is insolvent or unable to pay his debts as they mature, and any such proceeding, if involuntary, is not dismissed or stayed on appeal or otherwise within 30 days.

         3. The entry of any judgment or the levy of any attachment against the Maker or any property of the Maker, which judgment or attachment is not paid or released within 30 days.

         4. Any transfer by the Maker of any collateral securing this Note or the transfer by the Maker of all or substantially all of its assets except to a company wholly-owned by the Maker.

         5. The transfer by any guarantor of all or substantially all of its assets.

         6. The making of any assignment for the benefit of creditors by the Maker or any guarantor.

         Time is hereby declared to be of the essence, and if a default occurs under this Note, then the entire Principal and accrued Interest shall at once become due and payable at the option of the Holder upon written notice to the Maker. Failure to exercise this option shall not constitute a waiver of the right to exercise the same in the event of any subsequent default.

         Except as provided in this Note, presentment, protest, notice, notice of dishonor, demand for payment, notice of protest and notice of non-payment are hereby waived.


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         The Maker agrees to pay all of the Holder's  expenses of collecting and enforcing this Note, and any guarantee or collateral securing this Note, including, without limitation, expenses and reasonable fees of legal counsel, court costs and the cost of appellate proceedings.

         The failure or delay by the Holder of this Note in exercising any of his rights hereunder in any instance shall not constitute a waiver thereof in that or any other instance. The Holder of this Note may not waive any of its rights, except in an instrument in writing signed by the Holder.

         This Note may not be amended except in a writing signed by the Maker and the Holder.


                             TOTAL IDENTITY CORP., a Florida corporation


                             By: /S/ RICHARD R. DWYER
                                 ----------------------
                                 Richard R. Dwyer
                                 President


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                                    GUARANTY


         Total Identity Systems Corp., a New York corporation, hereby unconditionally guarantees the obligations of Total Identity Corp., a Florida corporation, under the foregoing Promissory Note dated October 13, 2003 in the principal amount of $800,000, issued by Total Identity Corp. in favor of Robert David.

                            TOTAL IDENTITY SYSTEMS CORP., a New York corporation


                            By: /S/ RICHARD R. DWYER
                                ----------------------
                                Richard R. Dwyer
                                President